Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of WGNB Corp. of our report dated February 5, 2007, relating to our audits of the consolidated financial statements included in and incorporated by reference in the Annual Report on Form 10-K of WGNB Corp. for the year ended December 31, 2006.

/s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
April 10, 2007